EXHIBIT 10

FIRST AMENDMENT TO REVOLVER LOAN AGREEMENT

THIS FIRST AMENDMENT TO REVOLVER LOAN AGREEMENT (this "First Amendment") is entered into effective as of November 18, 2024, between EMPIRE NORTH DAKOTA LLC, a Delaware limited liability company ("END"), and EMPIRE ND ACQUISITION LLC, a Delaware limited liability company ("Acquisition", and, together with END, collectively, "Borrowers"), and EQUITY BANK, a Kansas banking corporation (the "Bank"). END and Acquisition are sometimes collectively referred to herein as a "Borrower" and collectively as the "Borrowers".

W I T N E S S E T H:

WHEREAS, Borrowers and Bank are parties to that certain Revolver Loan Agreement dated as of December 29, 2023 (the "Existing Loan Agreement"), pursuant to which Bank established a revolving line of credit facility in the maximum principal amount of $15,000,000.00 for the benefit of Borrowers (the "Existing Commitment") until the maturity date of December 29, 2026 (the "Existing Maturity Date").

WHEREAS, Borrowers have requested, and Bank has agreed to (i) increase the Revolver Commitment in the increased maximum principal amount of $20,000,000.00 (subject to the Revolver Commitment Amount and the Collateral Borrowing Base limitations), (ii) increase the MCR from $150,000.00 to $250,000.00 and (iii) make certain other modifications to the existing Loan Agreement by amending the Existing Loan Agreement, all upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Existing Loan Agreement.
a.	The definition of "Letters of Credit" shall be amended as follows:

"Letters of Credit" shall mean any and all letters of credit issued by Bank pursuant to the request of Borrowers in accordance with the provisions of Sections 2.1 and 2.7 hereof which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

b.	The definition of "MCR" shall be amended as follows:

"MCR" shall have the meaning assigned thereto in Section 2.12.

c.	The definition of "Revolver Commitment Amount" shall be amended as follows:

"Revolver Commitment Amount" shall be the maximum outstanding principal amount plus Letter of Credit Exposures the Bank agrees from time to time to make available under the Revolver Commitment (initially stipulated to be equal to $20,000,000.00).

2.	Revolver Commitment. The Revolver Commitment is hereby renewed and increased in the increased maximum principal amount of $20,000,000.00 until the existing Revolver Final Maturity Date.
3.	Replacement Revolver Note. All of the Indebtedness created pursuant thereto shall be evidenced by that certain Promissory Note (Revolver Note) dates as of even date herewith, from the Borrowers payable to the order of Bank in the existing maximum principal amount of $20,000,000.00 (the "Replacement Revolver Note"), in form, scope and substance acceptable to the Bank. The Replacement Revolver Note shall bear interest on unpaid balances of principal from time to time outstanding at a variable rate equal from day to day to the Base Rate plus one hundred and fifty basis points (1.50%), and in no event lower than 8.50%. The Replacement Revolver Note shall be payable as set forth therein and in Section 2.2 of the Existing Loan Agreement. All references to the Revolver Note in the Existing Loan Agreement and other Loan Documents shall hereafter refer to the Replacement Revolver Note.
4.	Monthly Commitment Reductions. Section 2.12 of the Existing Loan Agreement shall be amended as follows:

2.12. Monthly Commitment Reductions. Commencing on December 31, 2024, and occurring on the last day of each calendar month thereafter, the Revolver Commitment Amount shall be automatically reduced by $250,000.00 (the "MCR"). From time to time thereafter, the MCR will be subject to adjustment by the Bank in its discretion at each semi-annual Collateral Borrowing Base redetermination. To the extent the outstanding principal balance of the Revolver Note (including Letter of Credit Exposure) is in excess of the adjusted amount of the Revolver Commitment Amount, Borrowers shall make a mandatory principal prepayment on the Revolver Note in such amount as is necessary to reduce the outstanding principal balance of the Revolver Note (including Letter of Credit Exposure) to an amount less than or equal to the adjusted Revolver Commitment Amount, which such mandatory principal prepayment shall be made within five (5) days of the applicable MCR principal payment. Any such payments shall be in addition to the regularly scheduled interest payment.

5.	Loan Origination Fee. Section 2.4 of the Existing Loan Agreement shall be amended as follows:

2.4   Loan Origination Fee. Borrowers shall pay to the Bank a fully earned and non-refundable loan origination fee equal to $69,000.00.

6.	Guaranty Ratification. Borrowers shall cause the Guarantor to execute and deliver to the Bank the Guarantor Acknowledgment and Ratification attached hereto (the "Guarantor Ratification").

7.	Conditions Precedent. Borrowers shall execute and deliver, or cause to be executed and delivered to the Bank, each of the following as express conditions precedent to the effectiveness of the amendments and modifications contemplated by this First Amendment:
a.	This First Amendment;
b.	Replacement Revolver Note;
c.	The Guarantor Ratification;
d.	Closing certificates from Borrowers and Guarantor in form, scope and substance acceptable to the Bank; and
e.	Such updated financial statements and information on Borrowers and the Guarantor as the Bank shall request.
8.	Ratification and Continuation. The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect as long as any Indebtedness of the Borrowers is owing to the Bank and/or the Commitment remains in effect. The Borrowers restate, confirm and ratify the warranties, covenants and representations set forth in the Existing Loan Agreement (except the representations and warranties that specify a specific date or period of time) and further represents to the Bank that, as of the date hereof, no Default or Event of Default exists under the Loan Agreement (including this First Amendment). All references to the "Loan Agreement" appearing in any of the Loan Documents shall hereafter be deemed references to the Existing Loan Agreement as amended, modified and supplemented by this First Amendment. In the event of any inconsistency between the terms of this First Amendment and the terms of the Existing Loan Agreement, the terms of this First Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this First Amendment. Each of the Borrowers and the Bank hereby adopt, ratify and confirm the Loan Agreement, as amended hereby, and acknowledge and agree that the Loan Agreement and all other Loan Documents, are and remain in full force and effect. Borrowers acknowledge and agree that its liabilities and obligations under the Loan Agreement and all other Loan Documents, including the Security Instruments, are not impaired in any respect by this First Amendment. Borrowers further ratify, confirm, and continue the mortgage liens and security interests granted thereby pursuant to the Existing Loan Agreement and Loan Documents and hereby grants and regrants such mortgage liens and security interests in favor of the Bank.
9.	Fees and Expenses. The Borrowers agree to pay to the Bank on demand all costs, fees and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, negotiation, execution, closing, delivery, and administration of the Loan Agreement (including this First Amendment) and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.

10.	SUBMISSION TO JURISDICTION. BORROWERS AND THE BANK HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVE ANY OBJECTION BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.
11.	WAIVER OF JURY TRIAL. BORROWERS AND THE BANK FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT (INCLUDING THIS FIRST AMENDMENT) OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE EXISTING LOAN AGREEMENT, THE SECURITY INSTRUMENTS AND/OR ANY OTHER LOAN DOCUMENT. BORROWERS AND THE BANK AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
12.	Counterparts. This First Amendment may be executed in multiple counterparts, each of which, when so executed, shall constitute an original copy. Transmission by facsimile or electronic transmission (e.g., pdf format) of an executed counterpart of this First Amendment by any party shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile or electronic transmission shall be deemed to be an original counterpart of this First Amendment.
13.	Governing Law. This First Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Oklahoma.
14.	Release. In consideration of the amendments contained herein, Borrowers hereby waive and release the Bank from any and all claims and defenses, known or unknown, as of the effective date of this First Amendment, with respect to the Loan Agreement (including this First Amendment) and the Loan Documents and the transactions contemplated thereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Revolver Loan Agreement to be duly executed and delivered by the respective duly authorized representatives of Borrowers to the Bank in Tulsa, Oklahoma, effective as of the day and year first above written.

BORROWERS:	EMPIRE NORTH DAKOTA LLC, a Delaware limited liability company By: /s/ Michael R. Morrisett Name: Michael R. Morrisett Title: Chief Executive Officer

EMPIRE ND ACQUISITION LLC, a Delaware limited liability company By: /s/ Michael R. Morrisett Name: Michael R. Morrisett Title: Chief Executive Officer

Loan Agreement Signature Page

BANK:	EQUITY BANK, a Kansas banking corporation By: /s/ Terry Blain Terry Blain, Senior Vice President/Energy

Loan Agreement Signature Page

GUARANTOR ACKNOWLEDGMENT AND RATIFICATION

The undersigned guarantor (the "Guarantor") hereby acknowledges, ratifies, confirms, restates and continues in full force and effect in favor of EQUITY BANK (the "Bank") the continuing validity, effectiveness and enforceability of that certain Guaranty Agreement from Guarantor, dated as of December 29, 2023 (the "Guaranty Agreement"), issued by Guarantor to the Bank pursuant to that certain Revolver Loan Agreement dated as of December 29, 2023 (the "Existing Loan Agreement"), between EMPIRE NORTH DAKOTA LLC, a Delaware limited liability company ("END"), by and between EMPIRE ND ACQUISITION LLC, a Delaware limited liability company ("Acquisition", and together with END, collectively, the "Borrowers"), as borrowers, and the Bank, as lender, as therein described and defined, including as amended and modified by virtue of the First Amendment to Revolver Loan Agreement between Borrowers and the Bank dated effective as of November 18, 2024 (the "First Amendment", and together with the Existing Loan Agreement, collectively, the "Loan Agreement"), all as more particularly described and defined in the First Amendment, with the same force and effect as if such Guaranty Agreements were fully restated herein.

The undersigned Guarantor acknowledges, approves and consents to the terms and provisions of the First Amendment.

A facsimile signature page may be delivered to the Bank with the same force and effect as a manually executed signature page and delivery of such facsimile signature page shall constitute a covenant of Guarantor that a manually executed signature page will be promptly and timely delivered to the Bank.

[Signature Page Follows]

Guarantor Acknowledgment - 1

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered to Bank in Tulsa, Oklahoma, effective as of the date first above written.

EMPIRE PETROLEUM CORPORATION,

a Delaware corporation

By: /s/ Michael R. Morrisett

        Michael R. Morrisett, President

Guarantor Acknowledgment - 2